                                                                   EXHIBIT 10.56

                          FIFTEENTH AMENDMENT TO LEASE

      This Amendment made as of the 16th day of June, 1999 is by and between GROVE STREET ASSOCIATES OF JERSEY CITY LIMITED PARTNERSHIP, a New Jersey limited partnership having an office at c/o Mack-Cali Realty Corporation, 11 Commerce Drive, Cranford, New Jersey 07016 (hereinafter called "Landlord"), and DONALDSON, LUFKIN & JENRETTE SECURITIES CORPORATION, a Delaware corporation, having an office at 277 Park Avenue, New York, New York 10172 (hereinafter called "Tenant").

                              W I T N E S S E T H

      WHEREAS, Landlord and Tenant have previously entered into a Lease as described on the attached Schedule #1 (collectively, the "Lease") covering certain premises in the building at 1 Pershing Plaza, Jersey City, New Jersey (the "Building"); and

      WHEREAS, Tenant wishes to lease the space on floor 12A of the Building currently leased to Equitable Life Assurance Society of the United States.

      WHEREAS, the Expiration Date of the Lease is July 13, 2009.

      WHEREAS, Landlord and Tenant desire to amend the Lease as set forth herein.

      NOW, THEREFORE, in consideration of the foregoing, the sum of Ten Dollars ($10.00) and other good and valuable consideration the receipt and sufficiency of which are hereby acknowledged, Landlord and Tenant do hereby agree to amend and modify the Lease as follows:

1. All defined terms used in this Amendment shall have the meanings ascribed to them in the Lease unless otherwise defined herein.

2.    The recitals set forth above are incorporated herein by reference.

3. From and after July 1, 1999, Landlord hereby leases to Tenant and Tenant hereby hires from Landlord approximately 6,019 rentable square feet on floor 12A of the Building (the "Equitable Space") as shown cross-hatched on the attached Exhibit A. Tenant has fully inspected the Equitable Space, is satisfied with the condition thereof, and agrees to accept possession of the Equitable Space in its current "AS-IS" condition, subject to reasonable wear and tear and damage by fire or other cause.

4. The "Equitable Space Possession Date" shall be June 1,1999. For the period commencing on the Equitable Space Possession Date and ending on the date immediately proceeding the Equitable Space Commencement Date (the "Construction Period"), Tenant shall be entitled to occupy the Equitable Space for the purpose of performing improvements to the Equitable Space pursuant to Article 13 of the Lease. Tenant's occupancy of the Equitable Space during the Construction Period shall be subject to all of the terms and conditions of the Lease (including without limitation, Tenant's indemnification obligation pursuant to Article 21 of the Lease and Tenant's obligation to maintain insurance pursuant to Article 11 of the Lease.)

5. The term applicable to the Equitable Space shall commence on July 1, 1999 (the "Equitable Commencement Date") and shall expire on the Expiration Date of the Lease.

6. The first sentence of Section 1.02 of the Lease is hereby amended to read in its entirety as follows:

      "The premises hereby leased to Tenant are described on the attached Schedule #2."

7. In addition to the fixed rent to be paid to Landlord by Tenant for the Premises as previously set forth in the Lease, Tenant shall pay Landlord fixed rent for the Equitable Space as follows:

      (i) THREE THOUSAND SEVEN HUNDRED FOUR AND 59/100 DOLLARS ($3,704.59) for the period from July 1, 1999 to July 13, 1999;

      (ii) ELEVEN THOUSAND FOUR HUNDRED EIGHTY-SIX AND 26/100 DOLLARS ($11,486.26) per month for the period commencing July 14, 1999 to July 13, 2004
            and

      (iii) THIRTEEN THOUSAND SEVEN HUNDRED EIGHTY-THREE AND 51/100 DOLLARS ($13,783.51) per month for the period commencing July 14, 2004 to July 13, 2009.

      The fixed rent shall be payable in the same manner and under the same terms and conditions as the fixed rent currently provided in the Lease.

8. As of July 1, 1999, Section 5.01(e) of the Lease is amended to provide that Tenant's Proportionate Share shall be 69.37% (68.41% + .96%), and that the agreed upon rentable square foot area of the Demised Premises shall be deemed to be 431,491 square feet. As of October 1, 2000, Section 5.01(e) of the Lease is amended to provide that Tenant's Proportionate Share shall be 73.29% (69.37% + 3.92%), and that the agreed upon rentable square foot area of the Demised Premises shall be deemed to be 455,870 square feet.

9. As of July 1, 1999, Section 5.07(k) of the Lease is amended to provide that Tenant's Operational Proportionate Share shall be 70.13% (69.16% + .97%). As of October 1, 2000, Section 5.07(k) of the Lease is amended to provide that Tenant's Operational Proportionate Share shall be 74.09% (70.13% + 3.96%).

10. The garage parking space allocation applicable to the Equitable Space is four (4) spaces. At any time during the Term, Tenant may elect to lease all or less than all of these spaces by sending written notice to Landlord of its intention to lease same. Upon Tenant's election to lease the garage parking spaces, Tenant agrees to pay Landlord the monthly rate Landlord is then charging other tenants in the Building for each space so leased.

11.   a.    The cost of electric current which is supplied by Landlord for use by Tenant in the Equitable Space, other than for air conditioning purposes, shall be reimbursed to the Landlord at terms, classification and rates normally charged by the public utilities corporation serving that part of the municipality where the Premises are located.

      b. Landlord shall, prior to July 1, 1999, estimate the electric power demand of the electric lighting fixtures and the electric equipment of Tenant to be used in the Equitable Space to determine the average monthly electric consumption thereof. During the Term, Tenant shall pay to Landlord, in advance, on the first day of every month in conjunction with Tenant's monthly payments of fixed rent, the amount estimated by Landlord as Tenant's monthly consumption. Said amounts shall be treated as Additional Rent due hereunder. Proportionate sums shall be payable for periods of less than a full month if the term commences or ends on any other than the first or last day of the month. Within sixty (60) days of July 1,1999, Tenant agrees that Landlord's electrical engineering consultant shall make a survey of electric power demand of the electric lighting fixtures and the electric equipment of Tenant used in the Equitable Space to determine the average monthly electric consumption thereof, and the costs of said survey shall be borne by Tenant. The findings of said consultant as to the average monthly electric consumption of Tenant shall, unless objected to by Tenant within thirty (30) days, be conclusive and binding on Landlord and Tenant. After Landlord's consultant has submitted its report, Tenant shall pay to Landlord, within ten (10) days after demand therefor by Landlord, any underpayment (based on the monthly consumption found by such consultant as compared to Landlord's estimate) as owing from the Equitable Commencement Date, and the then expired months, to include the then current month and thereafter, on the first day of every month, in advance, the amount set forth as the monthly consumption in said report. Any overpayments made by Tenant shall be credited against the next electrical charges then payable to Landlord. If Tenant objects to Landlord's consultant's survey, Tenant shall nevertheless pay and continue to pay the amount determined by Landlord's consultant until the issue is finally resolved, but Tenant may, at its expense, seek the services of an independent electrical consultant who shall make a survey as provided above. If Landlord and Tenant's consultant cannot agree as to Tenant's consumption within thirty (30) days of Tenant's consultant's findings, either Landlord or Tenant may request the American Arbitration Association in Somerset, New Jersey to appoint an electrical engineering consultant whose decision shall be final and binding on Landlord and Tenant, and whose cost shall be shared equally. Upon the issue being finally resolved, any overpayment made by Tenant shall promptly be refunded by Landlord and any underpayment in Tenant's payments shall promptly be paid to Landlord.

12. On or before August 1, 1999, Landlord shall provide Tenant a check in the amount of EIGHTY-ONE THOUSAND, EIGHT HUNDRED EIGHTY-THREE AND 96/100 ($81,883.96) towards the cost of improving the Premises (the "Equitable Improvement Allowance"). The Equitable Improvement Allowance must be used by June 30, 2000, or the allowance shall be withdrawn. All work performed in the Equitable Space be governed by the provisions of Article 13 "TENANT'S CHANGES" of the Lease. At Landlord's request, Tenant shall furnish Landlord with copies of paid invoices evidencing the work performed in the Premises which equals or exceeds the Equitable Improvement Allowance.

13. With respect to this Fifteenth Amendment to Lease. Article 32 (Broker) is hereby deleted and the following shall apply to the leasing of the Equitable Space: "Landlord and Tenant represent and warrant to each other that no broker brought about this transaction, and the parties agree to indemnify and hold each other harmless from any and all claims of any broker (claiming to have dealt with the indemnifying party) arising out of or in connection with the negotiations of or entering into of this Amendment by Tenant and Landlord. Landlord represents that there is no commission due to Cushman and Wakefield in connection with this transaction pursuant to any prior agreement between Landlord and Cushman and Wakefield.

14. Tenant represents and warrants that this Amendment and the undersigned's execution of same has been duly authorized and approved by the corporation's Board of Directors. The undersigned officer of the corporation represents and warrants he is an officer of the corporation with authority to execute this Amendment on behalf of the corporation. Landlord represents and warrants that this Amendment and the undersigned's execution of same has been duly authorized and approved by all necessary partnership and corporate actions. The undersigned officer of the corporate general partner of Landlord represents and warrants that he is an officer of the corporation with authority to execute this Amendment on behalf of the corporate general partner of Landlord, and that the corporate general partner of Landlord is authorized to execute this Amendment on behalf of Landlord.

15. EXCEPT as modified herein, the Lease dated July 1, 1987 and all amendments and sideletters applicable thereto covering the Premises shall remain in full force and effect as if the same had been set forth in full herein and Tenant and Landlord hereby ratify and confirm all of the terms and conditions thereof. Tenant acknowledges that it has no offsets, defenses or counterclaims to its obligations under the Lease as amended hereby.

      THIS Amendment shall be binding upon and inure to the benefit of the parties hereto and their respective legal representatives, successors and permitted assigns.


GROVE STREET ASSOCIATES OF                DONALDSON, LUFKIN & JENRETTE
JERSEY CITY LIMITED PARTNERSHIP,          SECURITIES CORPORATION,
LANDLORD                                  TENANT

By:   Mack-Cali Sub IV, Inc.
      General Partner


By:   /s/ James G. Nugent                 By:   /s/ Robert A. Yurman
      -----------------------------             --------------------------------
      James G. Nugent                           Robert A. Yurman, Sr. Vice
      Sr. Vice President - Leasing              President
                                                Director of Administration

                                    EXHIBIT A
                           LOCATION OF EQUITABLE SPACE

                                    [GRAPHIC]

                     SCHEDULE #1 TO LEASE DATED JULY 1, 1987

      LANDLORD: Grove Street Associates of Jersey City Limited Partnership

      TENANT: Donaldson, Lufkin & Jenrette Securities Corporation


                            DESCRIPTION OF THE LEASE


           DATE OF DOCUMENT        DOCUMENT                          SUBJECT
           ----------------        --------                          -------

           July 1,1987             Lease                             Original Document
           July 1, 1987            First Amendment of the Lease      10th Floor Space
           July 1, 1987            Side Letter Amendment
           June 19, 1989           Side Letter Agreement
           March 12, 1992          Second Amendment to Lease         Mezz. B - Storage Space
           December 27, 1992       Third Amendment to Lease          11th Floor Space
           September 29, 1993      Side Letter Agreement
           December 23, 1993       Fourth Amendment to Lease         Mezz. B - Storage Space
           May 1, 1994             Fifth Amendment to Lease          12th Floor - Temp. Space
           March 9, 1995           Sixth Amendment to Lease          Mezz. B - Temp. Storage Space
           June 16, 1995           Seventh Amendment to Lease        14th Flr. - Temp. Storage Space
           April 4, 1996           Eighth Amendment to Lease         14th & 15th Floor Space
           April 4, 1996           Ninth Amendment to Lease          14th & 15th Floor Space
           December 31, 1996       Tenth Amendment to Lease          Floor 12A Space
           February 7, 1997        Eleventh Amendment to Lease       Dry cooler installation
           August 18, 1997         Twelfth Amendment to Lease        12th Floor Space - 4,809 sf
           January 12, 1998        Thirteenth Amendment to Lease     Strachan Space (Floors 12 & 12A)
           December 28, 1998       Fourteenth Amendment to Lease     CDR Space (12th Floor Space)

                     SCHEDULE #2 TO LEASE DATED JULY 1, 1987

      LANDLORD: Grove Street Associates of Jersey City Limited Partnership

           TENANT: Donaldson, Lufkin & Jenrette Securities Corporation


                       DESCRIPTION OF THE LEASED PREMISES



                                     OFFICE          STORAGE        TEMPORARY
    FLOOR(S)                         SPACE           SPACE            SPACE
    --------                         -----           -----            -----

               2-9                  256,926
               10                    35,820
                                 ----------
              2-10                  292,745
              Lobby                   4,800
                                 ----------
  Lobby, 2-10                       297,546
               11                    36,600
                                 ----------
  Lobby, 2-11                       334,145
  Storage (kitchen)                                    8,194
  Storage Space #1                                     1,800
  Storage Space #2                                     3,747
  Storage-Temporary #1                                                    794
             14&15                   73,200
             12A                      6,507
             12                       4,809
                                 ----------
  Subtotal                          418,661           13,741              794
   CDR Space                          6,811                0                0
                                 ----------
  Subtotal                          425,472           13,741              794
   Equitable Space                    6,019                0                0
                                 ----------          -------              ---
  Subtotal                          431,491           13,741              794
   Strachan 12                       10,307                0                0
   Strachan 12A                      14,072                0                0
                                 ----------
 TOTAL S.F. AREAS                   456,870           13,741              794
                                 ----------          -------              ---